UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

                Information Statement Pursuant to Section 14 (c)
             of the Securities Exchange Act of 1934 (Amendment No.)

Check the appropriate box:

|X|   Preliminary Information Statement  |_|   Confidential, for Use of the
                                               Commission Only (as permitted by
|_|   Definitive Information Statement         Rule 14c-5 (d)(2))

                                 HOMELIFE, INC.
                  (Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

|X|         No fee required.

|_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:

|_|         Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration Statement No:

      3)    Filing Party:

      4)    Date Filed:

                        PRELIMINARY INFORMATION STATEMENT

                               DATED: MAY 19, 2006

                                 HOMELIFE, INC.
                        1503 South Coast Drive, Suite 204
                              Costa Mesa, CA 92626
                                 (714) 241-3030

                              INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of HomeLife, Inc. (the "Company") to provide notice to the stockholders of the taking of action by written consent of the holder of a majority of the outstanding voting stock in lieu of a special meeting of stockholders of the Company. The action to be taken by such stockholder in lieu of a meeting will consist of amending the Company's Certificate of Incorporation, increasing the Company's authorized common stock and approving a spinout of all of the Company's assets to a separate entity controlled by the Company's majority stockholder upon the completion of a possible transaction in which voting control of the Company is acquired through a merger or share exchange.

The  record  date  for  determining   stockholders   entitled  to  receive  this
Information Statement has been established as the close of business on __________, 2006 (the "Record Date"). This Information Statement will be first mailed on or about _______________, 2006 to stockholders of record at the close of business on the Record Date.

ONLY THE COMPANY'S SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON THE RECORD DATE ARE ENTITLED TO NOTICE OF THE PROPOSALS. THE PRINCIPAL SHAREHOLDER OF THE COMPANY WHO, AS OF THE RECORD DATE, HOLDS IN EXCESS OF 50% OF THE COMPANY'S ISSUED AND OUTSTANDING SHARES ENTITLED TO VOTE ON THE PROPOSALS HAS INDICATED THAT HE WILL VOTE IN FAVOR OF THE PROPOSALS. AS A RESULT, THE PROPOSALS SHOULD BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDERS OF THE COMPANY.

                         ABOUT THE INFORMATION STATEMENT

What is the purpose of the information statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders, as of the close of business on the Record Date, of corporate action expected to be taken by the Company's principal shareholder by written resolutions in lieu of a special meeting of shareholders. The Company's principal shareholder, who holds in excess of fifty percent (50%) of the Company's outstanding capital stock, is expected to act upon the corporate matters outlined in this Information Statement, which action is expected to be approved on May 19, 2006.

Who is entitled to notice?

Each holder of an outstanding share of common or preferred stock of record on the close of business on the Record Date will be entitled to notice of each matter to be voted upon.

What corporate matters will the principal shareholder vote for and how will he vote?

The Company's principal shareholder, Mr. Andrew Cimerman, who holds a majority of the Company's outstanding capital stock, has indicated that he will vote in favor of the following matters:

      FOR increasing the number of shares of authorized common stock, par value $0.001 per share (the "Common Stock"), from 100,000,000 shares of Common Stock to 500,000,000 shares of Common Stock.

      FOR amending the Company's Articles of Incorporation to increase the number of shares of authorized Common Stock from 100,000,000 shares of Common Stock to 500,000,000 shares of Common Stock.

      FOR authorizing the spinout of all of the Company's assets to a separate entity controlled by Mr. Andrew Cimerman, the Company's President, Principal Shareholder and Director, upon completion of a merger or share exchange with another entity.

What vote is required to approve the proposals?

Amending the company's articles of incorporation to increase the authorized common stock. For approval of an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock from 100,000,000 shares to 500,000,000 shares, the affirmative vote of a majority of the shares of capital stock outstanding on the Record Date will be required for approval. A shareholder holding in excess of fifty percent of the shares has indicated that he will vote for the amendment.

Authorizing a spinout of all of the company's assets to a separate entity controlled by Andrew Cimerman upon completion of a merger or share exchange. For approval of the transfer of all of the Company's assets to a separate entity controlled by Mr. Cimerman in exchange for his shares of the Company's Class A Preferred stock, a significant portion of his shares of the Common Stock, the full satisfaction of all of the debts and liabilities owed by the Company to him and his assumption of the Company's liabilities and obligations for repayment of bank lines of credit and commercial office leases, the affirmative vote of a majority of the shares of capital stock outstanding on the Record Date will be required for approval. A shareholder holding in excess of fifty percent of the shares has indicated that he will vote in favor of such approval.

                                 PROPOSAL NO. 1
                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                       TO INCREASE AUTHORIZED COMMON STOCK

The Company's Directors propose an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share, from 100,000,000 to 500,000,000 shares of common stock, par value $0.001 per share.

Purpose of Increasing the Company's Authorized Shares of Common Stock

To Facilitate a Possible Merger or Share Exchange

The Board of Directors has received inquiries from third parties concerning interest in possible acquisitions of controlling interests in the Company and the simultaneous acquisition by the Company of an operating entity through such transactions as a reverse merger, share exchange, a share exchange followed by a reverse merger or other similar transaction (an "Acquisition Transaction"). In each case, the inquiries were made on behalf of operating companies interested in the acquisition of control of a publicly traded shell company. Under the right circumstances, although control of the Company would become vested in others, the Board of Directors believes that the Company's acquisition of a financially sound operating company through such a transaction would be prudent and in the best interests of the Company and its shareholders. As a result, the Board of Directors believes that it is desirable to have additional shares of common stock available for such possible future transactions for the acquisition of control of the Company

While the Company has engaged in discussions with persons expressing a possible interest in entering into an Acquisition Transaction with the Company, the Company has not entered into any letter of intent or any binding agreement for such a transaction. There can be no assurance that the Company will be presented with a proposal acceptable to both the Board of Directors and the Company's controlling shareholder or that the Company will ultimately enter into a binding agreement for an Acquisition Transaction if one is presented. Since there is no pending transaction, it is currently impracticable to describe the ultimate terms of an Acquisition Transaction for which the increase in the number of authorized shares of Common Stock is principally proposed.

General Corporate Purposes

Even in the absence of such an acquisition transaction, the Company's directors believe that it is desirable to have additional shares of common stock available for other possible future financings, possible future acquisition transactions, stock dividends, stock splits and other general corporate purposes. The Company's directors believe that having such additional authorized shares of common stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a further information statement, holding a special shareholders' meeting or otherwise obtaining further shareholder approval. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the value of the Company to its shareholders. No such financings or transactions are currently in process and none are expected to occur in the immediate future.

Amendment to Certificate Of Incorporation

The Company's Articles of Incorporation currently authorize the issuance of a maximum of 100,000,000 shares of Common Stock, of which 12,371,886 shares are currently issued and outstanding. The proposed amendment to the Company's Articles of Incorporation provides for the authorization of 400,000,000 additional shares of the Company's Common Stock. Such an amendment would permit the Company to issue a maximum of 500,000,000 shares of Common Stock.

The amendment to the Company's Articles of Incorporation shall be filed with the Nevada Secretary of State so that Article 4 of the Articles of Incorporation shall be changed as follows. The first sentence of Article shall be deleted in its entirety and substituted with the following:

            This Corporation is authorized to issue two classes of capital stock, designated respectively "Common Stock" and "Preferred Stock" The total number of shares of Common Stock which this Corporation is authorized to issue is Five Hundred Million (500,000,000) shares with a par value of $0.001 per share.

A proposed draft of the amendment to the Company's Articles of Organization is attached hereto as Exhibit A.

Advantages and Disadvantages Of Increasing Authorized Shares

There are certain advantages and disadvantages of voting for an increase in the Company's authorized common stock.

The advantages include:

-     The ability to raise capital by issuing capital stock.

- The ability to complete a transaction for the acquisition of a financially sound operating company through a share exchange, reverse merger or other transaction described above or other possible financing transactions.

- To have shares of common stock available to pursue business expansion and/or other corporate opportunities, if any.

The disadvantages include:

-     Dilution to the existing shareholders.

- A decrease in our net income per share in future periods. This could cause the market price of our stock to decline.

- Once the increase in the number of authorized shares is approved, the Board of Directors will have the authority to approve the issuance of up to the full amount of the authorized but unissued shares of Common Stock without the consent of, or any vote by, the Company's stockholders.

- The issuance of additional authorized shares of Common Stock will likely result in a change in control of the Company. Additionally, an Acquisition Transaction may require some or all of the current officers and/or directors of the Company to resign their positions.

- Either the current Board of Directors or those who may acquire control of the Company following an Acquisition Transaction may seek to implement a reverse split of the Company's outstanding Common Stock in order to, for example, further increase the number of shares of authorized but unissued Common Stock. Any such action may be implemented by the Board of Directors, and no further approval by the shareholders will be required. The current Board of Directors, however, has no present intention of authorizing a reverse split of the shares of outstanding Common Stock following the approval of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY (WITH ANDREW CIMERMAN ABSTAINING) RECOMMENDS A VOTE "FOR" AMENDING THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK OF THE COMPANY FROM 100,000,000 TO 500,000,000 SHARES.

                                 PROPOSAL NO. 2
    SPINOUT OF ALL OF THE COMPANY'S ASSETS TO A SEPARATE ENTITY CONTROLLED BY ANDREW CIMERMAN, THE COMPANY'S PRESIDENT, PRINCIPAL SHAREHOLDER AND MEMBER
    OF ITS BOARD OF DIRECTORS, UPON COMPLETION OF A MERGER OR SHARE EXCHANGE
                               WITH ANOTHER ENTITY

The Company's directors propose that, simultaneous with the completion of an acceptable Acquisition Transaction pursuant to which the Company acquires a financially sound operating company and voting control of the Company is acquired by others, the Company spinout all of its assets to a separate entity controlled by Mr. Andrew Cimerman in exchange for all of his shares of the Company's Class A Preferred stock, a significant block of his shares of the Company's common stock, the satisfaction of all of the Company's debts and obligations to him and his assumption of all of the Company's debts and liabilities under its bank lines of credit and its commercial office leases. Given the personal interest of Andrew Cimerman in the proposal, Mr. Cimerman has abstained from voting as a member of the Board of Directors on the issue of whether or not to recommend approval of the proposed spinout of assets. Other than Mr. Cimerman, no officer or director of the Company has an interest in this proposal.

Purpose

The Board of Directors has received inquiries from third parties concerning interest in entering into possible Acquisition Transactions. In each case, the inquiry was made on behalf of an operating entity interested in the reverse acquisition of a publicly-traded company having no operations or significant assets or liabilities. None of those third parties expressed an interest in acquiring the Company's operating subsidiaries or other assets.

The Board of Directors believes it would be prudent and in the best interests of the Company and its shareholders to pursue possible acquisition transactions in which the Company either acquires or is acquired by a financially sound operating entity. In any such transaction, it is likely that voting control of the Company would be acquired by those in control of such operating entity. In order to make the Company more attractive for such a potential transaction, the Board of Directors believes it would be prudent to authorize the spinout of all of the Company's assets to a separate entity controlled by Andrew Cimerman, the Company's President, Principal Shareholder and Director. Such a spinout, however, would be contingent upon, and would only occur upon completion of, an acceptable acquisition transaction of the type described above.

Assets to be Transferred to Mr. Cimerman

The Company's assets consist primarily of: (1) the capital stock of four active wholly-owned subsidiaries and six inactive wholly-owned subsidiaries; (2) the capital stock of two corporations in which the Company owns a majority interest;
(3) 3,000 freely tradable shares of Berkshire Asset Management; (4) the Company's rights under various franchise agreements; and (5) the Company's rights under various licensing agreements. The following is a summary of each:

Wholly-owned Subsidiaries:

Active: HomeLife Realty Services, Inc., MaxAmerica Financial Services, Inc., HomeLife California Properties, Inc. (formerly named HomeLife Properties Inc.), Real Estate School of Southern California, and Red Carpet Broker Network, Inc.

Inactive: FamilyLife Realty Services, Inc., National Sellers Network, Inc., Aspen Benson & May LLC, HomeLife California Realty, Inc., and Builders Realty (Calgary) Ltd.

Majority-owned Subsidiaries:

The Keim Group Ltd. and MaxAmerica Home Warranty Company - 93.33% and 82.72% respectively.

Franchise Agreements

The Company operates its real estate services through franchises. The franchise allows independently operated real estate offices to have national brand name recognition and to share in regional advertising. The Company's franchisor management periodically visits each real estate office to conduct in-house sales and marketing training. The franchisor also trains the real estate office manager on how to recruit new sales personnel.

Franchises are granted to licensed brokers to operate under the business system and plan developed by the Company and to use one of the following HomeLife trademarks for such operations: HomeLife, HomeLife (Words & Design), HomeLife Realty Services and HomeLife Realty, and such other and substitute trade names, trademarks, service marks, graphics and logotypes as may from time to time be designated by the Company.

Franchises are operated in Arizona, California, Florida, Illinois, Michigan, Nevada, South Carolina, Texas, and Wisconsin and comprise 106 offices. The franchise relationship is governed by the franchise offering circular applicable to the state in which the franchisee operates and according to the terms and conditions of the "Participating Independent Broker Franchise Agreement". The terms of the franchise agreements vary depending upon the market in which the franchisee operates. From time to time, the Company offers incentive or bonus plans to attract new franchise members. These programs may directly or indirectly decrease initial franchise fees of those franchisees entitled to such bonuses or incentives.

The Franchise Agreement also requires the payment of "Other Fees." These fees include monthly franchise fees on a fixed fee or percentage of gross revenues basis, termed royalty fees and advertising contributions. Other fees also include transfer fees, training fees, interest on overdue accounts, fees related to accounting and bookkeeping system materials, and renewal fees. There are also fees that may be incurred under special circumstances such as indemnification responsibilities, insurance costs, costs of enforcing the franchise agreements and audit costs.

In addition to the above fees, the franchisee has certain obligations under the Franchise Agreement including but not limited to compliance with standards and policies set forth in operating manuals, territorial development and sales quotas, initial and on-going training and certain advertising and participation requirements. In exchange for the franchisee's obligations and fees, the Company provides training programs, the use of its marketing system, its business system and plan, on-going education, advertising and general support to its franchisees.

Licensing Agreements

The Company also operates its business through licensing of the HomeLife trademarks. According to the terms of the standard licensing agreement, franchisees are obligated to pay a membership fee to the Company's Red Carpet Real Estate Services in exchange for the right to use certain trademarks and service marks owned by the Company and to operate its business under the Red Carpet trade name to the Company, and the Company is obligated to provide these licensees with the right to use its proprietary trademarks and service marks.

Transaction Information

Summary Term Sheet

The material terms of the Asset Sale are as follows:

- The Company will sell substantially all of its assets to a separate entity ("Newco") controlled by Andrew Cimerman, the Company's President and Director, including but not limited to all of the Company's ownership interest in it's wholly-owned and majority-owned subsidiaries

- Mr. Cimerman will deliver all of his shares of the Company's Class A Preferred stock and a large block of his shares of the Company's common stock.

- Mr. Cimerman will forgive all of the Company's indebtedness to him, including loans he extended to the Company and the cumulated but unpaid dividends on his shares of Preferred stock.

- Newco will assume all of the Company's debts and obligations under its bank lines of credit and its commercial office leases.

- In connection with this transaction, It is anticipated that a potential acquiror of the Company would make a cash payment to Mr. Cimerman in the approximate amount of $250,000, which he would use (in part) to satisfy the company's outstanding lines of credit.

Contact Information

Andrew Cimerman, 1503 South Coast Drive, Suite 204, Costa Mesa, CA 92626

Homelife, Inc., 1503 South Coast Drive, Suite 204, Costa Mesa, CA 92626

Business Conducted

Homelife, Inc. offers consumer-oriented real estate brokerage and finance services through subsidiaries and franchises. It presently operates in nine states in the United States.

Newco - TBD

Terms of the Transaction

      (i)   Brief Summary of the Transaction

In a spinout, the Company's assets would be transferred to a separate entity controlled by Mr. Cimerman in exchange for all of his shares of the Company's Class A Preferred stock, a large block of his shares of the Company's common stock, the satisfaction of all of the Company's indebtedness to Mr. Cimerman (including loans he extended to the Company and the cumulated but unpaid dividends on his shares of Preferred stock) and his assumption of the Company's debts and obligations under its bank lines of credit and its commercial office leases. Additionally, it is anticipated that a potential acquiror in such a transaction would make a cash payment to Mr. Cimerman in the approximate amount of $250,000, which he would use (in part) to satisfy the company's outstanding lines of credit.

      (ii)  Consideration Offered to the Security Holders

Although the security holders will not receive direct compensation as a result of this transaction, the following table illustrates the value the Company will receive from Andrew Cimerman in a spinout of all of its assets to him:

The figures presented in the following table are based on the Board of Director's reasonable estimates and such figures in any particular transaction will be subject to negotiation and may be materially greater or less than this estimated amount. In addition, the figures below do not account for unpaid interests and dividends which may accrue between the date of this information statement and the date on which the transaction is consummated.

                                                Satisfaction of       Assumption of Line
Preferred Shares          Common Shares           Indebtedness             of Credit        Assumption of Leases
----------------------------------------------------------------------------------------------------------------
   1,000,000              8,000,000 (1)           $120,000 (2)            $90,000 (3)            $38,000 (4)

      (1) This figure represents the Board of Director's estimate of the likely minimum number of shares of common stock Mr. Cimerman will be required to relinquish.

      (2) This indebtedness by the Company to Mr. Cimerman consists of $95,000 of principal and accrued interest (as of May 19, 2006) on loans extended by Mr. Cimerman to the Company, and $25,000 of cumulated but unpaid dividends on the shares of the Company's Class A Preferred stock held by Mr. Cimerman.

      (3) This figure represents the outstanding balance of principal and accrued interest (as of May 19, 2006) owed by the Company to various banks on outstanding lines of credit.

      (4) The Company is the tenant under leases of office space in Costa Mesa, California (the "California Lease") and in Troy, Michigan (the "Michigan Lease"). The California Lease provides for rent in the amount of $1,850.00 per month, and its term expires in October 2007. The Michigan Lease provides for rent in the amount of $2,125 per month, and its term expires in September 2006.

Andrew Cimerman has indicated that he will accept all of the Company's assets in exchange for such consideration and that he will vote in favor of a spinout of all the Company's asset to him as proposed above if: (1) the acquisition transaction (whether through a merger, reverse merger, share exchange or other transaction) is otherwise acceptable; and (2) the spinout in conditioned upon, and takes place simultaneous with, the completion of such a transaction.

      (iii) Reasons for Engaging in the Transaction

There are certain advantages and disadvantages of authorizing a transfer of all of the Company's assets to Andrew Cimerman as described above.

The advantages include:

- In pursuing possible transactions with persons who may be interested in acquiring a publicly traded company without operating subsidiaries or other assets, the Company will be in a position to complete such a transaction.

- A spinout of all of the Company's assets in the manner described will eliminate all or substantially all of the Company's outstanding debts, liabilities and obligations, including those owed to the Company's bank, its landlords and Andrew Cimerman.

The disadvantages include:

- Through such a spinout, the Company will not have the option of attempting to sell its assets for their fair market value and the shareholders will not have the ability to share in any liquidation proceeds of such assets to the extent they may exceed the amount of the Company's outstanding debts, liabilities and obligations.

      (iv)  The Vote Required for Approval of the Transaction

The vote which is required to approve the spinout of assets to a separate entity controlled by Mr. Cimerman is the affirmative vote of the holders of a majority of our voting stock.

      (v) An Explanation of Any Material Differences in the Rights of Security Holders as a Result of the Transaction, if Material.

The differences in the rights of security holders as a result of the transaction are not material.

      (vi) A Brief Statement as to the Accounting Treatment of the Transaction, if Material.

The accounting treatment of the transaction is not material.

      (vii) The Federal Income Tax Consequences of the Transaction, if Material.

The federal income tax consequences of the transaction are not material.

Regulatory Approval

No federal or state regulatory requirements must be complied with or approval obtained in connection with the Asset Sale.

Reports, Opinions, Appraisals

No reports, opinions or appraisals materially relating to the Asset Sale have been received from an outside party or are referred to in the proxy statement.

Past Contacts, Transactions or Negotiations

Not applicable.

Selected Financial Data of HomeLife, Inc.

                             FY Ended        FY Ended        FY Ended        FY Ended        FY Ended
                               2001            2002            2003            2004            2005
Net Sales or               $ 2,989,526     $ 1,572,870     $   928,808     $   769,230     $   627,808
Operating Revenues
Income (Loss) from            (715,936)       (217,216)       (310,364)       (123,043)       (139,323)
Continuing Operations
Income (Loss) from               (0.13)          (0.04)          (0.05)          (0.02)          (0.01)
Continuing Operations
per
Common Share
Total Assets                 1,616,555       1,101,444         829,359         662,055         510,879
Cash Dividends Declared              0               0               0               0               0
per Common Share

Pro Forma Selected Financial Data

The pro forma selected financial data for the acquiring company is not material.

Pro Forma Information

      (i) Historical and Equivalent Pro Forma per Share Data of the acquiring company

Selected historical and equivalent pro forma per share data of the acquiring company is not material.

      (ii)  Historical and Equivalent Pro Forma per Share Data of the Company

                                 FY Ended 2001              FY Ended 2002             FY Ended 2003
                           Historical     Pro-Forma   Historical     Pro-Forma  Historical      Pro-Forma
Book Value                   $ 0.10          N/A        $ 0.06          N/A        $ 0.01          N/A
per Share
Cash Dividends                   0           N/A            0           N/A            0           N/A
Declared
per Common Share
Income (Loss) from           $(0.13)         N/A        $(0.04)         N/A        $(0.05)         N/A
Continuing Operations
per Common Share

                                 FY Ended 2004              FY Ended 2005
                           Historical     Pro-Forma   Historical     Pro-Forma
Book Value                    $ 0.01          N/A        $ 0.00          N/A
per Share
Cash Dividends                    0           N/A            0           N/A
Declared
per Common Share
Income (Loss) from            $(0.02)         N/A        $(0.01)         N/A
Continuing Operations
per Common Share

Financial Information

The information required by Article 11 of Regulation S-X with respect to the spinout of assets to a separate entity controlled by Andrew Cimerman is attached hereto as Exhibit B.

Limitations

The Company has not sought an appraisal of its assets or made any determinations as to whether there may be an interest by persons in purchasing such assets. Additionally, the Company has not made any determination that, even if a ready market existed for such assets, the amount of proceeds which might be derived from their liquidation would be sufficient to satisfy all of the Company's debts, liabilities and obligations (including those owed to Mr. Cimerman) and to have sufficient excess proceeds to pay a liquidating distribution to the Company's shareholders. If such excess proceeds could be obtained, however, a significant portion of those proceeds would be paid to Mr. Cimerman as the holder of 72.8% of the Company's capital stock. Mr. Cimerman holds both a significant portion of the Company's outstanding common stock and all of the outstanding shares of its Class A Preferred stock. As a result, the Board of Directors is unable to predict with any certainty whether the disinterested shareholders would achieve a better economic result through liquidation rather than a spinout.

Moreover, the Board of Directors believes that the Company should remain a going concern and maintain its assets and operations prior to the completion of any acquisition transaction. The directors are unable to predict, however, whether liquidating sales of the Company's assets (whether in one or multiple transactions) can be closed simultaneous with, or even made contingent upon, the completion of an acquisition transaction as described above.

THE BOARD OF DIRECTORS UNANIMOUSLY (WITH ANDREW CIMERMAN ABSTAINING) RECOMMENDS A VOTE "FOR" AUTHORIZING THE TRANSFER OF ALL OF THE COMPANY'S ASSETS TO ANDREW CIMERMAN UPON COMPLETION OF A MERGER, SHARE EXCHANGE OR OTHER TRANSACTION ACCEPTABLE TO THE BOARD OF DIRECTORS.

                               DISSENTERS' RIGHTS

The Company is incorporated under the laws of the State of Nevada, and Nevada law does not provide for dissenter's rights for any of the proposals described above. If the Company ultimately enters into an Acquisition Transaction involving a share exchange, however, any stockholder will be entitled to dissent from the transaction and obtain payment of the fair value of his or her shares, but only if his or her shares would be acquired in the share exchange.
Presently,   the  Company  does  not  anticipate  agreeing  to  any  Acquisition
Transaction involving a share exchange in which the shares of any shareholder other than Mr. Cimerman will be acquired.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the 12,371,886 shares of our common stock as of May 19, 2006 by (i) each person who is known by us to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock, (ii) each of our directors and executive officers, and (iii) all directors and officers as a group.

                         Name and Address                                              Number of              Percent
Title of Class           Of Beneficial Owner(1)           Position                     Shares                 of Class
----------------------------------------------------------------------------------------------------------------------
Common                   Andrew Cimerman(2)               President and Director       9,013,194(3)           72.8%(4)

Common                   Marie M. May(2)                  Chief Financial Officer,        60,000               0.5%(4)
                                                          Secretary and Director

Common                   Charles Goodson(2)               Vice President                       0               0.0%(4)

Common                   F. Bryson Farrill(2)             Director                        10,000               0.1%(4)

Common                   Terry A. Lyles, Ph.D.(2)         Director                        10,000               0.1%(4)

Common                   All Officers and Directors                                    9,093,194              73.5%(4)
                         as a group

Class A Preferred(5)     Andrew Cimerman(2)               President and Director          10,000               100%(6)

Class A Preferred(5)     All Officers and Directors                                       10,000               100%(6)
                         as a group

(1) Except as otherwise indicated, the Company believes that the beneficial owners of Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(2) The address of our executive officers and directors is the same as our address: 1503 South Coast Drive, Suite 204, Costa Mesa, CA 92626.

(3) 249,594 of these shares are held in the name of Cimerman Real Estate Ltd. Cimerman Real Estate Ltd. was created as a Real Estate Sales Company. Mr. Cimerman has certain voting powers associated with the shares held by Cimerman Real Estate Ltd., as 100% of the financial benefits derived from the shares held by Cimerman Real Estate Ltd. are for the benefit of Mr. Cimerman.

(4) Based on 12,371,886 outstanding shares consisting of the following as of May 19, 2006.

(5) Each Class A Preferred share carries 1,000 votes as compared with 1 vote for each Common share.

(6) Based on 10,000 outstanding shares of our Class A Preferred stock as of May 19, 2006.

    INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

      (a) Except as set forth in this Schedule 14C with regard to Mr. Cimerman, no officer or director of the Company has any substantial interest, direct or indirect, in the matters to be acted upon, other than his or her role as an officer of director of the Company and the holder of shares of Common Stock as described above.

      (b) No director of the Company has indicated that he or she intends to oppose any of the actions proposed in this Information Statement.

                           COMPANY CONTACT INFORMATION

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 1503 South Coast Drive, Suite 204, Costa Mesa, CA 92626; or by calling the Company at (714) 241-3030 and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

      All inquires regarding our Company should be addressed to the attention of the Company's corporate Secretary, Ms. Marie May, at the Company's principal executive office:

                                 HOMELIFE, INC.
                         Attn: Ms. Marie May, Secretary
                        1503 South Coast Drive, Suite 204
                              Costa Mesa, CA 92626
                                 (714) 241-3030

By Order of the Board of Directors

                        /s/ Andrew Cimerman
                        -------------------
                        Andrew Cimerman
                        President, Chief Executive Officer & Director Costa Mesa, CA
May 19, 2006

                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT

                       TO THE ARTICLES OF INCORPORATION OF

                                 HOMELIFE, INC.

                              A NEVADA CORPORATION

Andrew Cimerman and Marie May hereby certify that:

1. They are, respectively, the President and Secretary of HOMELIFE, INC., a Nevada corporation.

2. Article IV of the Articles of Incorporation of this Corporation is amended and restated in its entirety to read as follows:

      ARTICLE IV This Corporation is authorized to issue two classes of capital stock, designated respectively "Common Stock" and "Preferred Stock" The total number of shares of Common Stock which this Corporation is authorized to issue is Five Hundred Million (500,000,000) shares with a par value of $0.001 per share. Each share of Common Stock shall be entitled to the same dividend liquidation, and voting rights as all other shares of Common Stock The total number of shares of Preferred Stock which this Corporation is authorized to issue is One Hundred Thousand (100,000) shares with no par value. Such Preferred Stock may be issued from time to time in one or more classes or series with such dividend rates, voting rights, rights of conversion, rights upon dissolution or liquidation, and with such designations, preferences, limitations, restrictions and rights as shall be determined by resolution adopted by the Board of Directors of the Corporation.

3. Except as expressly amended by the foregoing Amendment, the Articles of Incorporation of this Corporation remain in full force and effect.

4. The foregoing Amendment of the Articles of Incorporation has been duly approved by the board of directors.

5. The foregoing Amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section
      78.390 of the Nevada Revised Statutes. The undersigned further declare under the penalty of perjury under the laws of the State of Nevada that the matters set forth in this certificate are true and correct of their own knowledge.

Dated: ___________________, 2006
                                        /s/ Andrew Cimerman
                                        -------------------
                                        President

                                        /s/ Marie May
                                        -------------------
                                        Secretary

                                    EXHIBIT B

                         Pro Forma Financial Information

      The Pro Forma Financial Information required by Article 11 of Regulation S-X is presented herewith:

                       PRO FORMA CONDENSED FINANCIAL DATA

      The Unaudited Pro Forma Statements of Operations of the Company for the year ended May 31, 2005 and for the nine months ended February 28, 2006 (the "Pro Forma Statements of Operations"), and the Unaudited Pro Forma Balance Sheet of the Company as of February 28, 2006 (the "Pro Forma Balance Sheet" and, together with the Pro Forma Statements of Operations, the "Pro Forma Financial Statements"), have been prepared to illustrate the estimated effect of the disposition of the assets and liabilities of HomeLife, Inc and all of its majority- and wholly-owned subsidiaries ("HomeLife Disposition"). The Pro Forma Financial Statements do not reflect any anticipated cost savings from the HomeLife Disposition, or any synergies that are anticipated to result from the
HomeLife Disposition, and there can be no assurance that any such cost savings or synergies will occur. The Pro Forma Statements of Operations give pro forma effect to the HomeLife Disposition as if it had occurred on June 1, 2004. The Pro Forma Balance Sheet gives pro forma effect to the HomeLife Disposition as if it had occurred on February 28, 2006. The Pro Forma Financial Statements do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had such transaction been completed as of the assumed dates and for the period presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable. The Pro Forma Financial Statements should be read in conjunction with the historical financial statements of the Company and the notes thereto as reported in the annual Form 10-KSB and the quarterly Form 10-QSB's and the audited and interim reviewed financial reports included therein.

      These pro forma adjustments represent the Company's preliminary determination of accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the Pro Forma Financial Statements are subject to change, and the final amounts may differ, however, the Company's management believes that any differences in the amounts reflected will be immaterial.

                  Unaudited Pro Forma Statements of Operations
                         For the Year Ended May 31, 2005
================================================================================

                                                                   HomeLife Disposition
                                                            ----------------------------------

                                                              Historical
                                         Historical          HomeLife, Inc.
                                       HomeLife, Inc.         Assets and
                                            and             Liabilities and        Pro Forma           Pro Forma
                                        Subsidiaries         Subsidiaries          Adjustments       HomeLife, Inc.
-------------------------------------------------------------------------------------------------------------------
Revenue
Royalty and franchise fees              $    482,007         $    482,007         $         --        $         --
Warranty fees                                105,311              105,311                   --                  --
Brokerage income                              33,975               33,975                   --                  --
Other income                                   6,515                6,515                   --                  --
-------------------------------------------------------------------------------------------------------------------

Total Revenue                                627,808              627,808                   --                  --

Direct Costs                                 111,545              111,545                   --                  --
-------------------------------------------------------------------------------------------------------------------

Gross Profit                                 516,263              516,263                   --                  --
-------------------------------------------------------------------------------------------------------------------

Expenses
Salaries and fringe benefits                 199,183              179,183                   --              20,000
General and administrative                   273,660              273,660                   --                  --
Occupancy                                     49,804               49,804                   --                  --
Financial                                     13,862               13,862                   --                  --
Depreciation                                  67,225               67,225                   --                  --
Amortization                                  51,852               51,852                   --                  --
-------------------------------------------------------------------------------------------------------------------

Total Expenses                               655,586              635,586                   --              20,000
-------------------------------------------------------------------------------------------------------------------

Net Loss                                $   (139,323)        $   (119,323)        $         --        $    (20,000)
===================================================================================================================

Weighted Average Number of
  Common Shares                           12,371,886                                                    12,371,886

Basic and fully diluted loss per
  Common Share                          $      (0.01)                                                 $      (0.00)
===================================================================================================================

                  Unaudited Pro Forma Statements of Operations
                   For the Nine Months Ended February 28, 2006
================================================================================

                                                                   HomeLife Disposition
                                                            ----------------------------------

                                                              Historical
                                         Historical          HomeLife, Inc.
                                       HomeLife, Inc.         Assets and
                                            and             Liabilities and        Pro Forma           Pro Forma
                                        Subsidiaries         Subsidiaries          Adjustments       HomeLife, Inc.
-------------------------------------------------------------------------------------------------------------------
Revenue
Royalty and franchise fees              $    350,217         $    350,217         $         --        $         --
Warranty fees                                 68,648               68,648                   --                  --
Brokerage income                              53,601               53,601                   --                  --
Other income                                  16,495               16,495                   --                  --
-------------------------------------------------------------------------------------------------------------------

Total Revenue                                488,961              488,961                   --                  --

Direct Costs                                 118,604              118,604                   --                  --
-------------------------------------------------------------------------------------------------------------------

Gross Profit                                 370,357              370,357                   --                  --
-------------------------------------------------------------------------------------------------------------------

Expenses
Salaries and fringe benefits                 159,437              144,437                   --              15,000
General and administrative                   216,582              216,582                   --                  --
Occupancy                                     35,016               35,016                   --                  --
Financial                                     14,297               14,297                   --                  --
Depreciation                                  45,000               45,000                   --                  --
Amortization                                  38,889               38,889                   --                  --
-------------------------------------------------------------------------------------------------------------------

Total Expenses                               509,221              494,221                   --              15,000
-------------------------------------------------------------------------------------------------------------------

Net Loss                                $   (138,864)        $   (123,864)        $         --        $    (15,000)
===================================================================================================================

Weighted Average Number of
  Common Shares                           12,371,886                                                    12,371,886

-------------------------------------------------------------------------------------------------------------------

Basic and fully diluted loss per
  Common Share                          $      (0.01)                                                 $      (0.00)
===================================================================================================================

                        Unaudited Pro Forma Balance Sheet
                             As of February 28, 2006
================================================================================

                                                                              HomeLife Disposition
                                                                       ----------------------------------

                                                                         Historical
                                                    Historical          HomeLife, Inc.
                                                  HomeLife, Inc.         Assets and
                                                       and             Liabilities and        Pro Forma               Pro Forma
                                                   Subsidiaries         Subsidiaries          Adjustments           HomeLife, Inc.
----------------------------------------------------------------------------------------------------------------------------------
ASSETS

Current Assets
Cash                                               $     82,876         $     82,876         $         --            $         --
Marketable securities, at fair value                        900                  900                   --                      --
Accounts receivable, net                                  6,875                6,875                   --                      --
Prepaid expenses and deposits                            35,395               35,395                   --                      --
----------------------------------------------------------------------------------------------------------------------------------

Total Current Assets                                    126,046              126,046                   --                      --

Property and Equipment                                   19,458               19,458                   --                      --

Other Assets
Goodwill                                                225,943              225,943                   --                      --
Other Intangible Assets, net                             55,948               55,948                   --                      --
----------------------------------------------------------------------------------------------------------------------------------

Total Assets                                       $    427,395         $    427,395         $         --            $         --
==================================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Lines of Credit                                    $     59,384         $     59,384         $         --            $         --
Accounts Payable                                        184,904              184,904                   --                      --
Reserve for Warranty                                     41,953               41,953                   --                      --
Note Payable                                              4,576                4,576                   --                      --
Deferred Revenue                                         52,847               52,847                   --                      --
----------------------------------------------------------------------------------------------------------------------------------

Total Current Liabilities                               343,664              343,664                   --                      --

Other Liabilities
Note Payable                                             14,770               14,770                   --                      --
Due to Stockholder                                      162,132              117,965                   --                  44,167
----------------------------------------------------------------------------------------------------------------------------------

Total Liabilities                                       520,566              476,399                   --                  44,167
----------------------------------------------------------------------------------------------------------------------------------

Minority Interest                                        20,843               20,843                   --                      --

Stockholders' Deficit
Capital Stock                                         1,037,372                   --                   --               1,037,372
Additional Paid-In Capital                            3,731,741                   --                   --               3,731,741
Accumulated Other Comprehensive Income                    4,715                   --                   --                   4,715
Accumulated Deficit                                  (4,887,842)             (69,847)             (69,847)(a)
                                                                                                   69,847 (b)          (4,817,995)
----------------------------------------------------------------------------------------------------------------------------------

Total Stockholders' Deficit                            (114,014)             (69,847)                  --                 (44,167)
----------------------------------------------------------------------------------------------------------------------------------

Total Liabilities and Stockholders' Deficit        $    427,395         $    427,395         $         --            $         --
==================================================================================================================================

Notes to the Unaudited Pro Forma Balance Sheet at February 28, 2006
================================================================================

(a) Reflects net asset value of the assets and liabilities of HomeLife, Inc. and all of its majority- and wholly-owned subsidiaries disposed.

(b) Reflects estimated gain on disposition of net assets of the assets and liabilities of HomeLife, Inc. and all of its majority- and wholly-owned subsidiaries.